EXHIBIT 99.1

PRESS RELEASE

United States Antimony Corporation (UAMY) Receives NYSE Notice Regarding Delayed Form 10-K Filing

THOMPSON FALLS, MT, April 21, 2023  – United States Antimony Corporation (NYSE: UAMY) (“USAC” or the “Company”) today announced that it received notice  from the New York Stock Exchange (the “NYSE”) indicating that because the Company did not file its Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”), it is not in compliance with Section 1007 of the NYSE America Company Manual as a result of its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form  10-K) with the Security and Exchange Commission.(the “SEC”).  The notice has no immediate effect on the listing of the Company’s stock on the NYSE American.

In accordance with the NYSE rules, the Company has contacted the NYSE to discuss the status of the late filing and is issuing this required press release. The NYSE informed the Company that, under NYSE rules, the company will have until October 17, 2023, to file the 2022 Form 10-K. The NYSE may grant at its sole discretion, an extension of up to six additional months to the Company to regain compliance, depending on specific circumstances.

Notwithstanding the foregoing, the NYSE American may in its sole discretion decide (i) not to afford an issuer any cure period at all or (ii) at any time during any cure period, to truncate the cure period and immediately commence suspension and delisting procedures if the issuer is subject to delisting pursuant to any other provision of the NYSE American Company Guide, including if the NYSE American believes, in its sole discretion, that continued listing and trading of an issuer’s securities on NYSE American is inadvisable or unwarranted in accordance with Sections 1001-1006 thereof.

As the Company reported on its Form 8-K filed with the SEC on April 17, 2023, the Company has been unable to finalize the 2022 Form 10-K as the Company’s third-party independent auditors require additional time to perform audit procedures, complete related testing and review financial statements and other information for the Form 10-K. Management anticipates filing its Form 10-K at the earliest possible date.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, its projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such statements can be identified by the use of words such as “may”, “would”, “could”, “will”, “intend”, “expect”, “believe”, “plan”, “anticipate”, “estimate”, “scheduled”, “forecast”, “predict” and other similar terminology, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. These statements reflect the Company’s current expectations regarding future events, performance and results and speak only as of the date of this press release. Such statements include, without limitation, statements regarding the cure period for the late filer delinquency, the potential for the Company’s securities to either continue trading on the NYSE American or be delisted, and the Company’s intention to file its Annual Report on Form 10-K as soon as practicable.

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Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to significant risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including: the authority of the NYSE American to truncate the cure period and delist the Company’s securities; the Company’s ability to complete and file the Form 10-K within the required timeframe; the Company’s ability to comply with these and other NYSE American listing requirements; our history of losses; metal prices; currency prices; risks of exploration, development and mining; mining accidents; capital and operating costs, production and returns may differ from expectations; commencing extraction prior to identifying mineral reserves; COVID-19; climate; environmental risks; permitting and licensing; risks of operating in Mexico; equipment or infrastructure issues; ability to attract and retain personnel; competition; property title; cybersecurity and technology risks; stock price volatility; rights of preferred stockholders; inadequate disclosure controls and procedures and internal control over financial reporting; potential dilution; inability to comply with government and stock exchange regulations; litigation; and uncertainty regarding potential acquisitions and achievement of planned benefits of acquisitions. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission.

No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this press release. The Company cautions you not to place undue reliance on these forward-looking statements. Subject to applicable securities laws, the Company does not assume any obligation to update or revise the forward-looking statements contained herein to reflect events or circumstances occurring after the date of this press release, and the Company expressly disclaims any requirement to do so.

CONTACT:

United States Antimony Corp.

PO Box 643 47 Cox Gulch Rd.

Thompson Falls, Montana 59873-0643

E-Mail: info@unitedstatesantimony.com

Phone: 928 234 5227

SOURCE: United States Antimony Corporation

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